EXHIBIT 99

                [PEOPLES-SIDNEY FINANCIAL CORPORATION LETTERHEAD]


For Information Contact:
Douglas Stewart, President-CEO                       For Release: August 3, 2000
937-492-6129


                      PEOPLES-SIDNEY FINANCIAL CORPORATION
                          ANNOUNCES ANNUAL MEETING DATE


Douglas Stewart, President-CEO of Peoples-Sidney Financial Corporation announced today the date for the Corporation's Annual Stockholder Meeting. This years meeting will be held on Friday, October 13, 2000 at 11:00 a.m. at the Sidney Holiday Inn located at I-75 and State Route 47 Sidney. Shareholders of record as of August 31, 2000 will be entitled to cast votes at the meeting.

At the meeting, executive officers will review the progress of the Corporation during the past year and shareholders will be asked to elect two directors and ratify the appointment of the company's auditors for the coming year.

Peoples-Sidney Financial Corporation, parent company of Peoples Federal Savings and Loan Association operates from its main office at 101 E. Court Street, Sidney, 403 S. Pike Street, Anna and 115 E. Pike Street, Jackson Center, Ohio.